                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


--------------------------------------------------------------------------------
                      MALIBU ENTERTAINMENT WORLDWIDE, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

                      MALIBU ENTERTAINMENT WORLDWIDE, INC.
                         717 NORTH HARWOOD, SUITE 1650
                              DALLAS, TEXAS 75201

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                             QUESTIONS AND ANSWERS

WHEN AND WHERE IS THE MEETING?

     The annual meeting of shareholders of Malibu Entertainment Worldwide, Inc. will be held at the Dallas SpeedZone, 11130 Malibu Drive, Dallas, Texas, on Wednesday, June 6, 2001, at 11:00 a.m. local time.

WHO CAN VOTE?

     Record holders of shares of Malibu common stock (the "Malibu Common Shares") as of the close of business on April 27, 2001 are entitled to vote at the meeting. On that date, 57,142,547 Malibu Common Shares were outstanding and each Share is entitled to one vote.

WHAT IS BEING VOTED ON?

     - Election of seven directors for terms ending at the 2002 annual meeting of shareholders.

     - Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2001.

     - Any other business properly brought before the meeting.

     MEI Holdings, L.P., the holder of 68.8% of the Malibu Common Shares ("MEI Holdings"), has informed the Company that it intends to vote its shares in favor of each of the nominees and in favor of ratifying the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2001. Accordingly, each of the director nominees will be elected and the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2001 will be ratified as a result of MEI Holdings' vote, regardless of how many other Malibu shareholders vote. As of the date of this proxy statement, the directors do not know of any other matters that are to be presented at the meeting. If any other matter requiring a vote properly comes before the meeting, the holders of the proxies will vote your Malibu Common Shares on any such matter in their sole discretion.

HOW DO I VOTE?

     Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you do not indicate your voting preferences on your proxy card, your Malibu Common Shares will be voted in favor of the proposal.

MAY I CHANGE MY VOTE?

     You may revoke your proxy at any time before your proxy is voted at the annual meeting in any one of the following three ways:

          (1) by sending a written notice to the Secretary of the Company, stating that you want to revoke your proxy;

          (2) by completing a properly signed proxy with a later date; or

          (3) by voting in person at the annual meeting.

WHEN IS THIS PROXY STATEMENT BEING MAILED TO SHAREHOLDERS?

     This Proxy Statement is being mailed to Shareholders on or about May 2, 2001.

WHO IS SOLICITING PROXIES?

     The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies in the enclosed form and related duties and will pay such firm a customary fee plus reasonable expenses for so acting (estimated at $3,500 in the aggregate). The cost of solicitation of proxies will be borne by the Company. It is expected that solicitation of proxies will be primarily by mail. Proxies may, however, be solicited by the Company's directors, officers and employees (without additional compensation), in person, by telephone or otherwise. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation material to the beneficial owners of Malibu Common Shares held of record by such persons. The Company may, upon request, reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

     Abstentions and broker non-votes will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained as to the proposals and therefore will have no effect on the outcome of the vote on any matter being considered at the Annual Meeting that requires the affirmative vote of a majority of votes cast at the Annual Meeting of Malibu Common Shares entitled to vote.

ARE DISSENTER'S RIGHTS OR APPRAISAL RIGHTS AVAILABLE TO SHAREHOLDERS?

     The shareholders of Malibu have no dissenter's or appraisal rights under
Article 13 of the Georgia Business Corporation Code or under Malibu's Articles of Incorporation with respect to the items set forth in this Proxy Statement.

WHOM SHOULD I CALL WITH QUESTIONS?

     If you have questions regarding the matters referred to in this document, you should contact R. Scott Wheeler, Malibu's Chief Financial Officer, at (214) 210-8701.

                             ELECTION OF DIRECTORS

INFORMATION ABOUT BOARD NOMINEES

     The Malibu Board will consist of seven directors, each of whom has been nominated, and agreed to stand, for re-election. We have provided information regarding each nominee below. If any of the nominees is unable to stand for election, we may provide for a lesser number of nominees or designate a substitute for such nominee. In the latter event, Malibu Common Shares represented by proxies may be voted for the substitute. If elected, each director nominee will serve for a term expiring at Malibu's 2002 annual meeting of shareholders or until the earlier of the election of his or her successor or his or her resignation or removal from office.

                                                                    DIRECTOR
NAME                                                          AGE    SINCE
----                                                          ---   --------
Richard N. Beckert..........................................  44      1998
Daniel A. Decker............................................  48      1996
Richard M. Fitzpatrick......................................  47      1996
William M. Kearns, Jr. .....................................  65      1995
Philip S. Migicovsky........................................  46      2000
Steven D. Scheetz...........................................  33      1998
Bert W. Wasserman...........................................  67      1995

     Richard N. Beckert has been a member of the Board since November 1998 and Chief Executive Officer of Malibu since August 1998. Mr. Beckert has served as Chairman of the Board since June 2000. Prior to joining Malibu, Mr. Beckert was the Senior Vice President of Administration, for Bristol Hotels and Resorts ("Bristol") and served in various capacities for Bristol from 1983 through 1998. Mr. Beckert was the Mayor of Addison, Texas from May 1993 until May 1999. He was a member of the Board of Directors of the Metrocrest Chamber of Commerce from 1992 until 1999. He was also a member of the Addison Business Association from 1985 to 1999. Mr. Beckert has been a board member of Houlihan's Restaurant Group, Inc. since 1999.

     Daniel A. Decker has been a member of the Board since August 1996 and an Executive Vice President of The Hampstead Group, LLC ("Hampstead") since 1990. Hampstead is an investment firm which sponsored formation of MEI Holdings, Malibu's majority shareholder. Mr. Decker served as a director of Wyndham Hotel Corporation from 1996 until the sale of Wyndham to Patriot American Hospitality, Inc. in 1998. Prior to 1990, Mr. Decker was a partner in the Dallas law firm of Decker, Hardt, Kopf, Harr, Munsch & Dinan, P.C. Mr. Decker was a director of Forum Group, Inc. from June 1993 until March 1996. Mr. Decker is currently the chairman of the board of directors of Omega Healthcare Investors, Inc.

     Richard M. FitzPatrick has been a member of the Board since August 1996 and has been the Chief Financial Officer/Vice President of Hampstead since 1989. He served as the interim chief financial officer of Malibu from November 1996 through December 1998. Mr. FitzPatrick currently serves on the board of directors of Houlihan's Restaurant Group, Inc. and is the interim chief financial officer of Omega Healthcare Investors, Inc.

     William M. Kearns, Jr. has been a member of the Board since January 1995. Since 1994, Mr. Kearns has served as President of W.M. Kearns & Co., Inc., a private investment company. Since 1998, he has served as vice chairman of Keefe Managers, Inc. which manages a series of financial services portfolios. Mr. Kearns serves as a senior advisor to Proudfoot Consulting, Plc. He is a trustee of EQ Advisors Trust, a registered investment company, and is a director of Selective Insurance Group, Inc., and Transistor Devices, Inc.

     Philip S. Migicovsky has been a member of the Board since December 2000 and an Executive Vice President of Hampstead where he has been employed since 1990. Prior to joining Hampstead, he was the president of Cox Partners, a real estate investment firm, from 1985 through 1987. Mr. Migicovsky currently serves on the board of directors of Houlihan's Restaurant Group, Inc.

     Steven D. Scheetz has been a member of the Board since 1998. He currently serves as Vice President of Hampstead and is the managing member and president of Odyssey Advisors LLC, an investment holding company. Since 1992, Mr. Scheetz has been a member of the mergers and acquisitions team at Hampstead and is responsible for the financial underwriting and valuation efforts of Hampstead and its investments. Prior to joining Hampstead, Mr. Scheetz was an officer of Belcore & Associates, Inc., a regional real estate investment and management firm. Previously, Mr. Scheetz worked in the corporate finance department of Daseke Management Company of America, a real estate investment and management company.

     Bert W. Wasserman has been a member of the Board since January 1995. Mr. Wasserman served as Executive Vice President and Chief Financial Officer from 1990 to 1994 and as a director from 1990 to 1993 of Time Warner Inc. From 1981 to 1991, Mr. Wasserman served as a member of the Office of the President and Board of Directors of Warner Communications, Inc. Mr. Wasserman served as a member of the National Advisory Board of Chemical Bank until March 1996. Mr. Wasserman currently serves as a member of the Board of the Baruch College Trust Fund, a director of various registered investment companies for which The Dreyfus Corporation acts as investment advisor, and a director of Winstar Communications, Inc. and Lillian Vernon Corporation.

     The seven candidates for director receiving the highest number of affirmative votes cast at the Annual Meeting will be elected as directors of Malibu. Shareholders do not have a right to cumulate their votes for directors. MEI Holdings has informed the Company that it intends to vote its shares (which represent 68.8% of the Malibu Common Shares outstanding on the Record Date) for each of the director nominees. Accordingly, each of the director nominees will be elected as a result of MEI Holdings' vote, regardless of how other Malibu shareholders vote.

MALIBU BOARD MEETINGS

     Your Board met three times during 2000. Mr. Decker attended one of the three Board meetings in 2000 and attended all compensation committee meetings. Mr. Scheetz attended two of the three Board meetings held in 2000. Each other director attended all three meetings of the Board in 2000. Each of Messrs. FitzPatrick and Kearns attended two out of three Audit Committee meetings during fiscal year 2000. Each other director attended all committee meetings for each committee on which he served.

MALIBU BOARD COMMITTEES

     The Malibu Board has two standing committees: an Audit Committee and a Compensation Committee. The Malibu Board does not have a nominating committee.

     The Audit Committee is responsible for reviewing (i) the selection of our independent auditors, (ii) the audits conducted by our independent and internal auditors, (iii) our internal controls and practices, and (iv) our financial statements as certified by our independent auditors. Messrs. Wasserman (Chairman), FitzPatrick and Kearns are members of our Audit Committee. The Audit Committee met three times in 2000.

     The Compensation Committee is responsible for (i) determining the compensation of our executive officers and (ii) overseeing the base pay or salary, annual performance bonus and long-term compensation of our executive officers. Messrs. Decker (Chairman), Kearns and Wasserman are members of our Compensation Committee. The Compensation Committee met two times in 2000.

REPORT OF THE AUDIT COMMITTEE

     To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee covering Malibu's fiscal year ended December 31, 2000, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

     The Audit Committee is comprised of three directors, two independent directors, Mr. Kearns and Mr. Wasserman and one director, Mr. FitzPatrick, who previously served as the Company's interim chief financial officer and whose membership on the audit committee was determined by the Board to be in the best interests of the Company and its shareholders due to his extensive knowledge of the business of the Company and his significant experience with financial and accounting matters. The Audit Committee operates under a written charter adopted by the Board. (A copy of the Audit Committee Charter is attached as an Appendix to this proxy statement.) The Audit Committee recommends, subject to shareholder ratification, the election of the Company's independent public accountants.

     The Audit Committee oversees and reviews the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the Company's annual report on Form 10-K for the year ended December 31, 2000 with the Company's management, Arthur Andersen, the Company's independent auditors and the Board. The Audit Committee also discussed with Arthur Andersen the matters required to be discussed by Statement of Accounting Standards No. 61 (Communications with Audit Committees) and discussed Arthur Andersen's independence. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission. Arthur Andersen did not provide any information technology services and provided limited non-audit services for the Company and the Audit Committee therefore concluded that the independence of Arthur Andersen was not compromised in any way.

AUDIT COMMITTEE

Richard M. FitzPatrick
William M. Kearns, Jr.
Bert W. Wasserman, Chairman

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Principles. The Compensation Committee of the Board seeks to provide a competitive compensation package that enables us (i) to attract and retain key executives, (ii) to integrate pay programs with our business objectives, (iii) to reward executive officers for achievement of short-term operating goals and for long-term shareholder value, and (iv) to link individual executive compensation with our overall performance.

     Factors Considered in Determining Compensation. The Committee targets salaries for its key executives that are competitive with related industry companies of similar size, taking into account the experience of individual officers. Generally, the Committee attempts to fix base salaries at lower levels to emphasize result-oriented factors reflected in a bonus potential and the value of stock options. The Committee periodically reviews salaries and pay ranges for its executives, and salaries are increased based on the Committee's evaluation of an individual's performance and their contribution to the Company's goals. Bonus calculations for the key executives are performance based and are based on actual results in several areas including, profitability versus budget, execution of the Company's strategic plan and accomplishment of personal goals as set forth in a personal development plan.

COMPENSATION COMMITTEE

Daniel A. Decker, Chairman
William M. Kearns, Jr.
Bert W. Wasserman

DIRECTOR COMPENSATION

  General

     Our directors, other than Mr. Beckert, are paid the following for their services as directors: (i) an annual fee of $25,000, payable in quarterly installments and (ii) an annual fee of $2,500 for each Board committee served on.

     Each of Messrs. Decker, FitzPatrick and Scheetz waived his rights to such fees for 1996 through 2000. Mr. Migicovsky waived his rights to such fees for 2000.

  Potential Compensation through Stock Option Plan Grants

     Nonemployee Director Stock Option Plan. In September 1993, Malibu adopted the 1993 Nonemployee Director Stock Option Plan (the "Director Plan") which was amended during 1995 and for which 250,000 Malibu Common Shares are reserved for issuance. The Director Plan provides for the grant of nonqualified stock options to purchase Malibu Common Shares to directors who are not our employees. All options are issued at fair market value at the date of grant and vest immediately and expire 10 years from the date of grant. Each of Messrs. Decker, FitzPatrick and Scheetz waived his rights to such options for the years 1996 through 2000. Mr. Migicovsky waived his rights to such options for 2000. Each of Messrs. Kearns and Wasserman were granted 35,000 stock options in 2000 pursuant to this plan.

     Mountasia 1993 Incentive Stock Option Plan. In September 1993, Malibu adopted the Mountasia 1993 Incentive Stock Option Plan (the "Plan"), which was amended in 1995. The Plan provides for the issuance of options covering up to 1,250,000 Malibu Common Shares. Options may be granted under the Plan to our employees, officers, directors, consultants and advisors. All options are issued at fair market value at the date of grant. The options expire four to five years from the date of grant and they vest immediately. As of December 31, 2000, there were no options outstanding under this plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated under it require that certain of our officers, directors and shareholders report transactions affected in Malibu Common Shares with the SEC. Each of Messrs. Beckert, Kearns, Wasserman and Wheeler inadvertently failed to file the forms required by Section 16(a) in connection with the issuance of options granted to such person in 2000. All such filings will be made in 2001. Each other Malibu director filed on a timely basis the forms required under
Section 16(a) relating to transactions in Malibu Common Shares in 2000.

                               EXECUTIVE OFFICERS

NAME                                   AGE           POSITION
----                                   ---           --------
Richard N. Beckert...................  44     Chief Executive Officer
R. Scott Wheeler.....................  44     Chief Financial Officer

     See the biography of Richard N. Beckert under "Information about Board Nominees."

     R. Scott Wheeler has been Chief Financial Officer of Malibu since December 1998. Prior to joining Malibu, Mr. Wheeler was a vice president of The Beltway Companies, private companies involved in commercial real estate construction, retailing and investments, from 1985 to 1998. Mr. Wheeler is currently the Mayor of Addison, Texas, Chairman of the Communities Foundation of Texas Metrocrest Area Fund Advisory Council and is a member of the Board of Directors of Compass Bank Dallas.

                             EXECUTIVE COMPENSATION

               SUMMARY COMPENSATION TABLE -- 2000, 1999 AND 1998

                                                                       LONG-TERM COMPENSATION
                                                                 -----------------------------------
                                          ANNUAL COMPENSATION                   NUMBER OF SECURITIES
                                          -------------------                        UNDERLYING
NAME & PRINCIPAL POSITION         YEAR     SALARY     BONUS      STOCK AWARDS       OPTIONS/SARS
-------------------------         ----    --------   --------    ------------   --------------------
Richard N. Beckert, CEO.........  2000    $310,577   $317,779(1)         --          1,000,000
                                  1999    $275,000   $150,000            --                 --
                                  1998    $100,481   $164,725(2)   $687,500(3)       1,000,000
R. Scott Wheeler, CFO...........  2000    $147,404   $ 86,332(4)         --            200,000
                                  1999    $124,789   $ 43,767            --                 --
                                  1998(5) $  1,000   $  7,000            --            200,000

---------------

(1) This amount includes a special bonus awarded by the compensation committee based on unique circumstances occurring in fiscal 2000.

(2) The amount listed includes an $11,600 signing bonus and a year-end bonus for 1998 of $153,125.

(3) This amount represents 500,000 restricted Malibu Common Shares with a value of $7,800 as of December 31, 2000. Dividends are payable on such restricted shares.

(4) This amount includes a special bonus awarded by the compensation committee based on unique circumstances occurring in fiscal 2000.

(5) Mr. Wheeler's employment was effective December 28, 1998.

                                 STOCK OPTIONS

                       OPTION GRANTS IN FISCAL YEAR 2000

                              # OF SECURITIES     PERCENT OF TOTAL                                     GRANT
                                UNDERLYING       OPTIONS GRANTED TO                                     DATE
                             OPTIONS AT FISCAL      EMPLOYEES IN      EXERCISE OF                     PRESENT
NAME                             YEAR END         FISCAL YEAR 2000    BASE PRICE    EXPIRATION DATE   VALUE(1)
----                         -----------------   ------------------   -----------   ---------------   --------
Richard N. Beckert, CEO....      1,000,000               52%           $   0.25         4/11/10        $0.21
R. Scott Wheeler, CFO......        200,000               10%           $ 0.3125          3/2/10        $0.27

---------------

(1) Amounts shown in this column are estimates of the present value of the options on the grant date using the Black-Scholes option pricing model for common stock utilizing the following assumptions: stock price volatility of between 79.56% and 80.28%; dividend yield of 0.0%; 10 year option terms; and discount rates of between 6.31% and 6.68%. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown.

All of the options listed in the above chart were denominated in prices greater than the December 31, 2000 stock price and therefore had no economic value (they were not in-the-money).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Mr. Beckert

     In August of 1998, Malibu entered into a four-year employment agreement with Mr. Beckert which provides that he will serve as the Chief Executive Officer and as a member of the Board of Directors. Mr. Beckert was to receive an initial annual base salary of $275,000, and he is entitled to annual bonus payments in an amount up to 100% of his annual base salary. If Mr. Beckert terminates his employment for good reason or the company terminates his employment within 6 months of a change in control, at a time when cause does not exist, Mr. Beckert will continue to receive his annual base salary through the date his employment is terminated and generally will receive the equivalent of two years annual base salary. When no other severance is due, if Mr. Beckert's employment is terminated for reasons other than for cause, Mr. Beckert will continue to receive his annual base salary through the date his employment is terminated and, generally, will receive the equivalent of two years base salary and bonus.

     In connection with entering into his employment agreement, Mr. Beckert was granted 500,000 Restricted Malibu Common Shares with 100% cliff vesting and non-qualified stock options to purchase 1,000,000 Malibu Common Shares were issued to him. The options vest at a rate of 1/48 per month for four years and the restricted stock vests in August of 2002. The option vesting is accelerated generally in circumstances which entitle Mr. Beckert to a severance payment under his employment agreement.

  Mr. Wheeler

     In December of 1998, Malibu entered into a three-year employment agreement with Mr. Wheeler which provides that he will serve as the Chief Financial Officer. The agreement called for Mr. Wheeler to receive an initial base salary of $120,000, and he is entitled to annual bonus payments of up to 50% of his annual base salary. When no other severance is due, if Mr. Wheeler's employment is terminated for reasons other than for cause or by Mr. Wheeler for good reason, Mr. Wheeler will continue to receive his annual base salary through the date his employment is terminated and, generally, will receive the equivalent of one year of his annual base salary.

     In connection with entering into his employment agreement, Mr. Wheeler was simultaneously granted non-qualified stock options to purchase 200,000 Malibu Common Shares. The options vest at a rate of 1/48 per month for four years. The option vesting is accelerated generally in circumstances which entitle Mr. Wheeler to a severance payment under his employment agreement.

  Long-Term Incentive Plan

     In April 1997, Malibu adopted its 1997 Long-Term Incentive Plan ("1997 Plan") which was implemented to attract and retain qualified officers and other key employees and to provide such employees with appropriate incentives. The plan provides for the issuance of up to 4,000,000 Malibu Common Shares and restricted stock. During 2000, 1999 and 1998, Malibu granted options to purchase 930,500, 209,000 and 918,100, respectively, options to purchase Malibu Common Shares at weighted average exercise prices ranging from $0.3125 to $3.00, the market price at the time of grant. The options granted in 1998 and 1999 vest over four years and expire ten years from the date of grant. The options granted in 2000 vest over two years and expire 10 years from the date of grant. Under the 1997 Plan, the Company issued Mr. Beckert's 500,000 shares of restricted stock and Mr. Wheeler's 200,000 options described above.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on Malibu Common Shares with that of the S&P 500 Index and an industry group. This graph assumes $100 was invested on September 30, 1995 in each of Malibu Common Shares, the S&P 500 companies and a group of companies represented by the Entertainment-500 Industry Segment. Cumulative total return assumes the reinvestment of dividends.

                           TOTAL SHAREHOLDER RETURNS
[PERFORMANCE GRAPH]

                                                         MALIBU
                                                      ENTERTAINMENT
                                                     WORLDWIDE INC.               S&P 500 INDEX             ENTERTAINMENT-500
                                                     --------------               -------------             -----------------
Sep-95                                                   100.00                      100.00                      100.00
Dec-96                                                    40.91                      130.36                      100.71
Dec-97                                                    38.63                      173.85                      146.95
Dec-98                                                    14.40                      223.54                      199.09
Dec-99                                                     1.89                      270.57                      232.96
Dec-00                                                     0.24                      245.94                      198.85

                         SECURITY OWNERSHIP INFORMATION

     The following table sets forth certain information regarding the beneficial ownership of Malibu Common Shares as of April 27, 2001 by (i) each person who we know beneficially owns more than 5% of Malibu Common Shares, (ii) each director and executive officer of Malibu, and (iii) all directors and executive officers of Malibu as a group. Unless otherwise stated below, the address of each person is the principal offices of Malibu located at 717 North Harwood, Suite 1650, Dallas, Texas 75201. For purposes of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if that person has the right to acquire the shares within 60 calendar days after such date.

                              BENEFICIAL OWNERSHIP

                                                                NUMBER OF
                                                                 MALIBU        % OF MALIBU
NAME                                                          COMMON SHARES   COMMON SHARES
----                                                          -------------   -------------
MEI Holdings, L.P...........................................   39,323,513         68.8%
  4200 Texas Commerce Tower
  Dallas, Texas 75201(1)
Richard N. Beckert(2).......................................    1,294,167            *
Daniel A. Decker............................................   39,323,513         68.8%
  4200 Texas Commerce Tower
  Dallas, Texas 75201(3)
Richard M. Fitzpatrick......................................           --           --
  4200 Texas Commerce Tower
  Dallas, Texas 75201
William M. Kearns, Jr.(4)...................................      170,000            *
Philip S. Migicovsky........................................           --           --
  4200 Texas Commerce Tower
  Dallas, Texas 75201
Steven D. Scheetz...........................................           --           --
  4200 Texas Commerce Tower
  Dallas, Texas 75201
Bert W. Wasserman(5)........................................      130,000            *
R. Scott Wheeler(6).........................................      258,333            *
Superstar Dragsters, Inc. (7)...............................    4,633,922          8.1%
  322 4585 Canada Way
  Burnaby British Columbia
  Canada V5G 4L6
Partnership Acquisition Trust V (8).........................    6,000,000         10.5%
  2 World Financial Center
  Building 2, 21st Floor
  New York, New York 10281
All directors and executive officers as a group (8
  persons)..................................................   40,917,680         71.6%

---------------

 *  Less than one percent

(1) Does not include 20 million common shares issuable upon conversion of convertible preferred stock held by MEI Holdings and 1.7 million common shares which MEI Holdings has an option to purchase, which option is presently exercisable. The 1.7 million may increase or decrease if Partnership Acquisition Trust V increases or decreases the number of common shares owned by it during the option period or if the Company issues additional common shares or securities convertible into common shares during the option period. MEI Holdings files a 13D as part of a group including the following persons and entities: Daniel Decker, Donald McNamara, Robert Whitman, Hampstead Associates, Inc., Inmed Inc., HH GenPar Partners and RAW GenPar Inc.

(2) Includes 1,166,667 vested options and 125,000 options that Mr. Beckert has the right to acquire within 60 days.

(3) Mr. Decker disclaims beneficial ownership of the 39,323,513 Malibu Common Shares held by MEI Holdings.

(4) Includes 70,000 vested options.

(5) Includes 70,000 vested options.

(6) Includes 233,333 vested options and 25,000 options that Mr. Wheeler has the right to acquire within 60 days.

(7) In December 1999, the Company agreed to issue 4,633,922 shares of common stock in connection with a settlement with the manufacturer of its Top Eliminator(R) attraction; these shares were issued in February 2000.

(8) On July 20, 1999, in connection with the recapitalization of the Company, the Company issued 6,000,000 shares of common stock to one of its principal lenders in connection with the conversion of $33.0 million of debt owed to the lender and the issuance of non-convertible preferred stock of the Company. Partnership Acquisition Trust V files a 13D as part of a group including Nomura Asset Capital Corporation and The Capital Company of America LLC.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder approval, the Board, based on the advice of the Audit Committee, has selected Arthur Andersen LLP to serve as the Company's independent public accountants for 2001. Arthur Andersen has audited the Company's financial statements since fiscal 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     Audit fees billed to the Company by Arthur Andersen LLP ("Arthur Andersen") during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $130,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The Company paid Arthur Andersen $12,000 for the audit of the Company's 401(k) plan and $6,750 for tax planning services. The Company did not engage Arthur Andersen during the Company's 2000 fiscal year for any other non-audit services.

     The affirmative vote of the holders of a majority of Malibu's Common Shares represented and entitled to vote at the meeting will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2001. MEI Holdings has informed the Company that it intends to vote its shares (which represents 68.8% of the Malibu Common Shares outstanding on the Record Date) in favor of ratifying the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2001. Accordingly, the appointment of Arthur Andersen as the Company's independent auditors for fiscal year 2001 will be ratified as a result of MEI Holdings' vote, regardless of how other Malibu shareholders vote.

                             ADDITIONAL INFORMATION

AVAILABLE INFORMATION

     Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are being distributed to the shareholders together with this Proxy Statement.

FUTURE SHAREHOLDER PROPOSALS

     Any Malibu shareholder who wishes to submit a proposal for inclusion in the proxy materials for the 2002 Annual Meeting of Shareholders must submit such proposal to the Secretary of Malibu by March 1, 2002. The Securities and Exchange Commission recently amended Rule 14a-4 under the Exchange Act to provide that a proxy may confer discretionary authority to vote on a proposal for an annual meeting of shareholders if the proponent fails to notify the Company at least 45 days prior to the month and day of mailing the prior year's proxy statement. For purposes of the Company's 2002 annual meeting of shareholders, management may use its discretionary voting authority to vote on any proposal with respect to which the Company receives notice after March 31, 2002, even if such proposal is not discussed in the proxy statement for the 2002 annual meeting of shareholders.

April 30, 2001

                                                                      APPENDIX A

                      MALIBU ENTERTAINMENT WORLDWIDE, INC.

               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
                              (REVISED JUNE 2000)

AUDIT COMMITTEE CHARTER

  I. Composition and Terms of Office

     A. The Audit Committee (the "Committee") shall be appointed by the Board of Directors and shall be of at least three directors. All members shall be independent of management and free from any relationship that would interfere with the exercise of independent judgement. The Board of Directors shall appoint the Chairman of the committee.

     B. Each member must meet the independence requirements; the Board of Directors may make one exception if it determines that it is the best interest of the Company.

     C. Each member must have accounting or related financial management expertise; must be able to read and understand financial statements, including a company's balance sheet, income statement and statement of cash flows; must have past experience in finance or accounting; be a certified public accountant or have comparable experience or background.

     D. Members of the Committee shall serve until the next meeting of the Board of Directors which coincides with the Annual Meeting of the Shareholders or until their successors are appointed.

  II. Meetings

     The Committee shall hold at least three meetings each year and such additional meetings as may be deemed necessary by the Committee Chairman. Minutes of each committee meeting shall be submitted to the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Committee will report verbally to the full Board of Directors on matters discussed or any action taken at previous Committee meetings.

     To assure the Committee's access to the Company's internal auditors, independent public accountants and key financial management, the Committee may request, as it deems appropriate, attendance at its regular meetings of the independent public accountants, Vice President and Corporate Controller, Chief Financial Officer and such other members of the Company's management as circumstances require. At least annually, the Committee shall meet separately with the Independent public accountants without members of management present.

     Minutes of each meeting shall be taken by the Corporate Secretary or his or her delegate and circulated for approval at the next succeeding meeting of the committee. Approved minutes will be submitted to the Board of Directors at its next meeting for ratification of any action reported as having been taken by the Committee. Copies of all minutes of Committee meetings shall be provided to the Secretary of the Company for retention with permanent records of the Company.

  III. Goals

     Management has primary responsibility for the integrity and objectivity of the Company's financial report subject to oversight by the Board of Directors. The Committee shall, on behalf of the Board of Directors, review management's actions in this regard to ensure that:

          A. A fair presentation of published financial information is made in accordance with generally accepted accounting principles and in compliance with all applicable professional and regulatory requirements;

          B. A highly developed system of internal controls, policies and procedures is maintained;

          C. The system of internal controls, policies and procedures provides reasonable assurance that transactions are properly authorized and recorded to adequately safeguard the Company's assets and permit preparation of the financial statements in accordance with generally accepted accounting principles;

          D. The system of internal controls, policies and procedures provides reasonable assurance that the risk of significant criminal misconduct is minimized and that any such misconduct, should it occur, will be detected; and

          E. The quality of internal and external audit efforts is adequate and the Company's public accountants are independent.

  IV. Duties and Responsibilities

     In meeting its responsibilities, the Audit Committee is expected to perform the following:

  A. FINANCIAL REPORTING

     1. Review Malibu Entertainment Worldwide, Inc.'s annual financial statements including discussion of any unusual or non-recurring items, with the Vice President and Chief Financial Officer prior to issuance to the public. Discuss annual audit results and the auditors' reports with the Company's independent public accountants.

     2. Review accounting principles applied in financial reporting with particular emphasis on any changes from principles followed in prior year.

     3. As necessary, meet with outside counsel to discuss legal matters that may have a material impact on the financial statements.

     4. At least annually, meet with appropriate management to review tax matters affecting the Company.

     5. At least annually, meet with the Vice President of Construction and Development to discuss matters relating to:

          a) Compliance with environmental issues.

          b) Compliance with regulations dealing with construction contracts and related matters.

     6. Provide certification to the AMEX that:

          a) The audit committee has met, and will continue to meet, the membership requirements

          b) The audit committee has adopted a written charter

          c) The audit committee has annually reviewed and reassessed the adequacy of the charter

     7. Provide disclosure statement in the Proxy Statement that the committee has:

          a) Reviewed and discussed the Company's audited financial statements with management

          b) Discussed SAS 61 items, including quality of accounting principles, with the independent auditors

          c) Received independence disclosures from the independent auditors and determined auditor independence

          d) That all audit committee members are independent

          e) Where a non-independent member has been appointed, the nature and relationship and reason that inclusion was deemed to be in the Company's best interests

          f) Whether the audit committee is governed by a written charter and if so, include a copy of the charter at least once every three years

          g) Recommended to the board the inclusion of the financial statements in the annual report on Form 10-K

     8. At least annually, review and if necessary, update the Committee's Charter.

  B. RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     1. Annually, confirm management's recommendation as to selection of the Company's independent public accountants. Recommend appointment of independent public accountants annually to the Board of Directors for submission to shareholders for approval.

     2. Review annual letter from the Company's independent public accountants affirming their independence and their free access to the Audit Committee.

     3. Receive annual report from the Company's independent public accountants on the quality of the services provided by their firm. This will potentially include a discussion of lawsuits (outstanding and settled in the past year), SEC enforcement actions against the firm and the firm's clients arising from accounting/disclosure matters, and the latest peer review report.

     4. If requested, representatives of the Company's independent public accountants shall be present at each meeting of the Committee. Members of the Committee shall have unrestricted access to such representatives with or without the presence of management.

     5. Discussions with the independent auditor about the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.

  C. AUDIT PLANS AND OVERALL CONTROL ENVIRONMENT

     1. Annually, review audit plans with the Company's independent public accountants and evaluate adequacy of proposed audit scope.

     2. Review with independent public accountants the overall adequacy and effectiveness of internal controls, and policies and procedures.

     3. Annually, review the follow up by management of independent public accountants matters covered by the Company's independent public accountants' letter of recommendations. Review management's actions regarding prior year recommendations.

  D. OTHER

     1. Institute investigations of suspected improprieties on any material matter selected by the Committee, using special counsel or outside experts when necessary.

     2. Annually, disclose amounts received by Audit Committee members from the Company and its affiliates and any other transactions with the Company or its affiliates, to which they are a party, other than amounts received for service as a Director of Board Committee member. Such disclosure shall be noted in the minutes of the appropriate Committee meeting.

     3. Annually, review significant related party transactions or other significant conflicts of interest between the Company and its officers, directors, and major shareholders.

     4. Annually, review and propose amendments, as appropriate, on the Committee's charter to the Board of Directors.

                                      PROXY

                      MALIBU ENTERTAINMENT WORLDWIDE, INC.
                          717 NORTH HARWOOD, SUITE 1650
                               DALLAS, TEXAS 75201

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 2001

         This Proxy is solicited on behalf of the Board of Directors. The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement hereby appoints each of Richard N. Beckert and R. Scott Wheeler, with full power of substitution and resubstitution, as proxies of the undersigned, to represent and to vote as designated below and in accordance with their judgment all of the shares of Common Stock of Malibu Entertainment Worldwide, Inc. ("Malibu") held of record by the undersigned on April 27, 2001 at the Annual Meeting of Shareholders to be held on June 6, 2001 and at any adjournment or postponement thereof.

         The Malibu Board of Directors recommends a vote FOR the election of the seven nominees for director named below and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors.


     1. ELECTION OF DIRECTORS

               [ ] FOR ALL nominees listed below                  [ ] WITHHOLD AUTHORITY
                   except as marked to the contrary below             to vote for all nominees listed below

         Richard N. Beckert, Daniel A. Decker, Richard M. FitzPatrick, William M. Kearns, Jr.,
         Philip S. Migicovsky, Steven D. Scheetz, and Bert W. Wasserman.

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE ON ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH THAT NOMINEE'S
     NAME ABOVE.

       If not otherwise marked, this Proxy will be voted for the election of all nominees.

     2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

               [ ]  FOR the ratification of the appointment       [ ]  AGAINST the ratification of the
                    of Arthur Andersen LLP as independent              appointment of Arthur Andersen LLP
                    auditors                                           as independent auditors

               [ ]  ABSTAIN from voting on the appointment of Arthur Andersen LLP as independent auditors

       If not otherwise marked, this Proxy will be voted for the ratification of the appointment of Arthur Andersen LLP as independent auditors.

     3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                            Dated                                         , 2001
                            ----------------------------------------------

                            ----------------------------------------------------
                            Signature


                            ----------------------------------------------------
                                         Signature If Held Jointly



                                       PLEASE MARK, SIGN, DATE AND
                                     RETURN THE PROXY CARD PROMPTLY
                                       USING THE ENCLOSED ENVELOPE